UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): April 9, 2026

MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
8.00% Senior Notes Due 2031	MLCIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 9, 2026, the board of directors of Mount Logan Capital Inc. (the “Company”) appointed Jordan Mangum, age 33, as Executive Vice President and Chief Operating Officer of the Company, effective April 13, 2026.
Mr. Mangum currently serves as a Director on the credit team of BC Partners Advisors L.P. (“BCPA”) and has been with BCPA since March 2022. Prior to that, Mr. Mangum worked at Onex in their Private Credit division from March 2020 to March 2022. Prior to Onex, Mr. Mangum worked for Bank of America Merrill Lynch in various roles in their Global Corporate and Investment Banking division from February 2015 to March 2020, most recently in its Leveraged Finance Group. Mr. Mangum holds a B.S. in Finance and a B.S. in Accounting from the Pamplin College of Business at Virginia Tech. Mr. Mangum does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company.
Mr. Mangum will continue in his roles with BCPA in addition to serving as the Company’s Executive Vice President and Chief Operating Officer. The Company’s relationship with BCPA through the Staffing and Resource Agreement and Servicing Agreement (each defined below), and other agreements and fee-sharing arrangements represents a key aspect of the Company’s asset management segment.
Mr. Mangum’s services to the Company will be provided in accordance with that certain Staffing and Resource Agreement, dated as of November 18, 2025, by and between the Company and BCPA (the “Staffing and Resource Agreement”) and that certain Third Amended and Restated Servicing Agreement, dated as of March 17, 2023, by and between the Company and BCPA (the “Servicing Agreement”), copies of which are included hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Mr. Mangum has not entered into any compensatory arrangements with the Company.
Due to the overlapping nature of the business of the Company and BCPA, the Company’s reliance on various agreements with BCPA, including the Servicing Agreement and the Staffing and Resource Agreement, and BCPA’s minority equity interest in the Company through its affiliate, BC Partners Investment Holdings, conflicts of interest may exist with BCPA. Additional information regarding these and any other potential “related person transactions” under Item 404 of Regulation S-K between the Company and BCPA and their affiliates is disclosed in the section entitled “Certain Relationships and Related Person Transactions” of the Company’s prospectus pursuant to Rule 424(b)(1) (File No. 333-292668), filed with the Securities and Exchange Commission on January 15, 2026, which is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Staffing and Resource Agreement, dated as of November 18, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2025).
10.2
Third Amended and Restated Servicing Agreement, dated March 17, 2023 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-286043) filed on June 12, 2025).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	April 15, 2026	By:	/s/ Brandon Satoren
		Name:	Brandon Satoren
		Title:	Chief Financial Officer